Exhibit 10.2

SEVENTH AMENDMENT TO THE 2002 AMENDED SERVICING AGREEMENT

THIS AMENDMENT (“Amendment”) is made this 30th day of June, 2006 to that certain 2002 Amended Servicing Agreement (“Agreement”) by and between BOSTON SERVICE COMPANY, INC. (“BSC”) and AUTO LENDERS LIQUIDIATION CENTER, INC. (“Auto Lenders”).

BACKGROUND

BSC wishes to add a new entity Susquehanna Auto Lease Exchange, LLC (SALE) to this Agreement, which would replace the obligations and responsibilities of BSC as covered by the 2002 Amended Servicing Agreement. The addition of this new entity would , over time, phase into all of the obligations and responsibilities of BSC, with said time table to be more formally documented under the 2006 Partial Assignment and Assumption Agreement (a copy of which is attached to this Amendment).

Changes to Amended Servicing Agreement

All references to BSC within the Agreement will also identify SALE in addition to BSC, but shall apply only to those lease accounts as more fully described under the 2006 Partial Assignment and Assumption Agreement. The combination of BSC and SALE will comprise the obligations and responsibilities of all motor vehicle leases covered by this Agreement.

IN WITNESS WHEREOF, BSC and Auto Lenders have caused this Seventh Amendment to the 2002 Amended Servicing Agreement to be executed by their duly authorized corporate officers and their corporate seals to be affixed hereto the day and year written beneath their signature below; each intending this Amendment shall become effective on the date first written above.

AUTO LENDERS LIQUIDATION CENTER, INC.

Attest:	/s/ Beverly Shoemaker	By:	/s/ Michael J. Wimmer
	[Assistant] Secretary	Title:	Pres.

(Corp. Seal)		Dated:	6/30/06

BOSTON SERVICE COMPANY, INC. t/a
HANN FINANCIAL SERVICE CORP.

Attest:	/s/ Andrea Szagala	By:	/s/ Charles Dovico
	[Assistant] Secretary	Title:	President & CEO

(Corp. Seal)		Dated:	6/30/06

Accepted by:		SUSQUEHANNA AUTO LEASE EXCHANGE, LLC

		By:	/s/ Charles Dovico
		Title:	President

		Dated:	6/30/06

(Attachment)

PARTIAL ASSIGNMENT AND ASSUMPTION AGREEMENT

This PARTIAL ASSIGNMENT AND ASSUMPTION AGREEMENT (“Assignment”) dated as of June 30, 2006, is by and between Boston Service Company, t/a Hann Financial Service Corporation, a New Jersey corporation, as assignor (“Assignor” or “Hann”), and Susquehanna Auto Lease Exchange, LLC, a Delaware limited liability company, as assignee (“Assignee”). Auto Lenders Liquidation Center, Inc., a New Jersey corporation (“Auto Lenders”), hereby joins in this Assignment solely to acknowledge and agree to the assignment and assumption described herein.

Recitals

WHEREFORE Assignor is an established provider of automobile finance products, including leases, whose services cover a large geographic area.

WHEREFORE Assignor services all of the leases and related vehicles owned by Hann Auto Trust, a Delaware statutory trust (the “Origination Trust”).

WHEREFORE Assignor has entered into the 2002 Amended Servicing Agreement, effective as of January 1, 2002 (as amended from time to time, the “Auto Lenders Agreement”) with Auto Lenders, pursuant to which Auto Lenders, among other things, agrees to guaranty the residual value of certain vehicles legally owned by the Origination Trust (which may be beneficially owned by Assignor, one of its affiliates or another person).

WHEREFORE Assignee desires to take partial assignment and immediate assumption of certain of Assignor’s right, title and obligations under the Auto Lenders Agreement with respect to all leased vehicles identified in Schedule A annexed hereto (as amended from time to time) and made a part of this Assignment, subject to the terms set forth below.

NOW THEREFORE, for the consideration identified below, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, Assignor and Assignee agree and acknowledge the following:

ARTICLE 1.

DEFINITIONS

1.1 Capitalized terms used in this Assignment and not otherwise defined shall have the meanings set forth in the Auto Lenders Agreement.

1.2 As used in this Assignment, the following terms shall have the following meanings:

“Applicable Amount” means the consideration set forth on Schedule B hereto, as such Schedule may be amended, supplemented or modified from time to time by the parties hereto to reflect any amendments, supplements or modifications to Schedule A from time to time.

“Applicable Vehicles” means the Vehicles identified on Schedule A hereto, as such Schedule may be amended, supplemented or modified from time to time by the parties hereto.

“Assigned Interest” means the Assignor’s right, title and interest in, to and under the Auto Lenders Agreement with respect to the following:

(i) the right to approve the residual value of all Applicable Vehicles after the Effective Date in accordance with Section 2 of the Auto Lenders Agreement;

(ii) the Guaranty of Auto Lenders with respect to all Applicable Vehicles;

(iii) the right to be indemnified by Auto Lenders with respect to all Applicable Vehicles in accordance with Section 10 of the Auto Lenders Agreement;

(iv) the right to consent to amendments to the Auto Lenders Agreement, to the extent any such amendment affects or relates to the Applicable Vehicles; and

(v) the right of first refusal with respect to new leases or installment sale contracts with respect to Applicable Vehicles under Section 6 of the Auto Lenders Agreements.

“Assigned Obligations” means, in relation to the Auto Lenders Agreement or the Assigned Interest, all obligations of the Assignor to Auto Lenders with respect to the Assigned Interest, including without limitation:

(i) the obligation to pay the consideration to Auto Lenders set forth in Section 9 of the Auto Lenders Agreement with respect to the Assigned Interest;

(ii) the obligation to indemnify Auto Lenders in accordance with Section 10 of the Auto Lenders Agreement with respect to the Assigned Interest; and

(iii) the obligation to reimburse Auto Lenders for reconditioning and related costs with respect to all Applicable Vehicles under Section 4 of the Auto Lenders Agreement.

ARTICLE 2.

ASSIGNMENT AND ACCEPTANCE.

2.1 In consideration of the payment of the Applicable Amount by the Assignee to the Assignor, the receipt and sufficiency of which payment is hereby acknowledged, effective on July 1, 2006 (the “Effective Date”), the Assignor hereby assigns to the Assignee without recourse and (except as provided below) without representation or warranty, and the Assignee hereby purchases and assumes, the Assigned Interest and the Assigned Obligations.

2.2 The Assignor represents and warrants to the Assignee that, immediately prior to the consummation of the transactions contemplated by this Assignment, (i) it is the owner of the Assigned Interest and the Assigned Obligations assigned hereby and (ii) it has not created any lien upon or with respect to the portion of the Assigned Interest and the Assigned Obligations assigned hereby.

2.3 The Assignee represents and warrants to the Assignor that it has been granted the opportunity to conduct all necessary due diligence with respect to the Assigned Interest, the Assigned Obligations and the Auto Lenders Agreement.

2.4 Each of the Assignor and the Assignee agrees to execute such further instruments, documents and agreements (at its own expense) as may be reasonably necessary to effectuate the assignment of the Assigned Interest and the assumption of the Assigned Obligations to the Assignee.

ARTICLE 3.

EFFECT OF ASSIGNMENT; CONSENT

3.1 From and after the Effective Date, the parties hereby agree that (i) the Assignee shall be a party to and be bound by all of the terms of the Auto Lenders Agreement and shall have the rights and obligations of Assignor thereunder, to the extent such rights and obligations are related to the Assigned Interest or the Assigned Obligations, and (ii) the Assignor shall, to the extent of the assignment effected hereby, relinquish its rights with respect to the Assigned Interest and be released from its obligations with respect to the Assigned Obligations. The parties hereto further agree that any rights and obligations of Assignor under the Auto Lenders Agreement not constituting the Assigned Interest or the Assigned Obligations have been retained by Assignor, and Assignee shall have no rights thereto.

3.2 Auto Lenders hereby acknowledges and consents to the assignment and assumption described above, and agrees that the Auto Lenders Agreement shall remain in full force and effect after giving effect to such assignment and the provisions hereof.

3.3 Each of Auto Lenders, Assignor and Assignee agree that the Auto Lenders Agreement shall be deemed to be two separate agreements (i.e., an agreement between Auto Lenders and Assignee with respect to the Applicable Vehicles, and an agreement between Auto Lenders and Assignor with respect to all of the Vehicles other than the Applicable Vehicles) for purposes of applying the termination provisions of Section 11 of the Auto Lenders Agreement and for purposes of amending the Auto Lenders Agreement in accordance with Section 15 thereof.

3.4 Assignor hereby acknowledges that it is acting as servicer under the Auto Lenders Servicing Agreement on behalf of (and for the benefit of) Assignee to the extent of Assignee’s rights in the Applicable Vehicles and the Assigned Interest.

ARTICLE 4.

THIRD PARTY BENEFICIARY; CHANGE OF CONTROL

4.1 The parties hereto agree that Auto Lenders shall be an express third party beneficiary of the terms and provisions of this Assignment and may directly enforce the performance by the parties hereto of their respective obligations hereunder.

4.2 Assignee hereby represents and warrants for the benefit of Auto Lenders that Assignee is a wholly-owned subsidiary of Assignor, and that Assignor is a subsidiary of Susquehanna Bancshares, Inc. (“SBI”). Assignee acknowledges and confirms that, should a “change of control” occur at SBI (within the meaning of Section 12 of the Auto Lenders Agreement), then Auto Lenders shall be deemed to have the same rights under Section 12 of the Auto Lenders Agreement with respect to Assignee and the Applicable Vehicles as Auto Lenders has under such Section with respect to Assignor and Assignor’s retained rights and obligations under the Auto Lenders Agreement.

ARTICLE 5.

TAX OWNERSHIP OF APPLICABLE VEHICLES

5.1 Hann hereby covenants that it will not claim to be the owner of any of the Applicable Vehicles for federal, state or local income tax purposes for any time period on and after the Effective Date. Hann further covenants that it will not take any action or position for any federal, state or local income tax purpose that is inconsistent with a claim by Assignee that Assignee is the owner of the Applicable Vehicles on and after the Effective Date for federal, state or local income tax purposes.

ARTICLE 6.

MISCELLANEOUS

6.1 This Assignment shall be governed by the law of the State of New Jersey, and shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, assigns and personal representatives. This Assignment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

[INTENTIONALLY BLANK / SIGNATURE PAGE FOLLOWS]

IN WITNESS HEREOF, Assignor and Assignee have caused this Assignment to be duly executed on the day and year first written above.

ASSIGNOR:

BOSTON SERVICE COMPANY t/a

HANN FINANCIAL SERVICE CORPORATION

Attest:

	/s/ Charles R. Dovico		/s/ Laura Fields
Title:	President and CEO	Title:	Assistant Secretary

ASSIGNEE:

SUSQUEHANNA AUTO LEASE EXCHANGE, LLC

Attest:

	/s/ Charles R. Dovico		/s/ Laura Fields
Title:	President and CEO	Title:	Assistant Secretary

ACCEPTANCE AND ACKNOWLEDGEMENT:

AUTO LENDERS LIQUIDATION CENTER, INC.

Attest:

	/s/ Michael J. Wimmer		/s/ Beverly Shoemaker
Title:	President and CEO	Title:	Secretary

SCHEDULE A

APPLICABLE VEHICLES

Each Vehicle owned by the Origination Trust as of the Effective Date for which the related lessee has a New York City Zip Code.

Each Vehicle acquired by the Origination Trust after the Effective Date for which the related lessee has a New York City Zip Code.

For purposes of this Schedule A, a lessee shall be deemed to have a “New York City Zip Code” if the first three numbers in the mailing address for such lessee are “100”, “101”, “102”, “103”, “104”, “111”, “112”, “113”, “114” or “116”.

SCHEDULE B

APPLICABLE AMOUNT

$2,082,000.00